United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2012

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32966	71-0881115
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545 - 1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 16, 2012, Stephen W. Potter, who has served as Senior Vice President of Operations and Corporate Development of the Company since February 2011, resigned to pursue new professional opportunities, effective immediately.

Pursuant to the terms of an Employment Separation Agreement and Release entered into by and between the Company and Mr. Potter on November 20, 2012, a copy of which is attached hereto as Exhibit 10.1, Mr. Potter has agreed, among other things, to remain reasonably available to the Company through May 2013 to assist in a smooth transition of his duties, and the Company has agreed, among other things, to pay Mr. Potter an amount equal to six months base salary.

ITEM 9.01. Financial Statements and Exhibits

(d)                                 Exhibits.

10.1                        Employment Separation Agreement and Release dated November 20, 2012 by and between the Registrant and Stephen W. Potter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: November 21, 2012	By:	/s/ PHILIP R. JACOBY, JR.
Philip R. Jacoby, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Separation Agreement and Release dated November 20, 2012 by and between the Registrant and Stephen W. Potter.